PRESS RELEASE	Contact: Stephanie A. Heist
May 10, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS TO PRESENT AT THE JANNEY BANK & THRIFT CONFERENCE

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced that Mark A. Turner, President and Chief Executive Officer, Stephen A. Fowle, Executive Vice President and Chief Financial Officer and Rodger Levenson, Executive Vice President and Director of Commercial Banking, will be presenting at The Bank & Thrift Conference sponsored by Janney Capital Markets on May 14, 2010 at the Rittenhouse Hotel in Philadelphia, Pennsylvania.

Presentation materials will be available on the investor relations page of the Company’s website, www.wsfsbank.com.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 41 banking offices located in Delaware (36), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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